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6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE (410) 580-3000
FAX   (410) 580-3001



                                                  February 28, 2001


PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077


       Re:  Registration Statement on Form N-1A
            -----------------------------------

Ladies and Gentlemen:


     Please refer to our opinion letter to you of February 29, 2000, concerning certain matters of Maryland law relating to the incorporation and shares of Prudential Global Total Return Fund, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same Post-Effective Amendment No. 7 to the Fund's Registration Statement on Form N-1A, Registration No. 33-63943, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 15 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4661 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.01 par value, of the Fund.



                                            Very truly yours,



                                            /s/ Piper Marbury Rudnick
                                                & Wolfe LLP